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                                                                    EXHIBIT 16.1


January 27, 2000


Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for CDBeat.com, Inc., and reported on the financial statements as of and for the period ended December 31, 1998. On January 26, 2000 we were dismissed. We have read the statements included under
Item 4 of its Form 8-K dated January, 2000, and we agree with such statements.

Very truly yours,

/s/ KINGERY CROUSE & HOHL P.A.